OMB APPROVAL
OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden Hours per response 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2007

FORTISSIMO ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52166	02-0762508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hamelacha Street, Park Afek, Rosh Ha’ayin Israel	48091
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-972-3-915-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 21, 2007, Fortissimo Acquisition Corp. (the “Company”) entered into an amendment (“Amendment”) to the Investment Management Trust Agreement, dated as of October 11, 2006, between the Company and American Stock Transfer & Trust Company. The Amendment was entered into to allow the Company to invest the proceeds raised in its initial public offering currently held in its trust account for the benefit of the Company’s public stockholders in any open ended investment company registered under the Investment Company Act of 1940 (“Investment Company Act’) that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act, in addition to “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less.

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits:

Exhibit 10.1	Amendment, dated March 21, 2007, between the Company and American Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2007		FORTISSIMO ACQUISITION CORP.

	By:	/s/Yuval Cohen